B. F. SAUL REAL ESTATE INVESTMENT TRUST,

                                     Obligor

                                       AND


                      U.S. BANK TRUST NATIONAL ASSOCIATION,


                                Indenture Trustee
                            ------------------------



                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of January 13, 1999

                            Supplemental to Indenture

                          Dated as of September 1, 1992
                            ------------------------


                                  $140,000,000
                           NOTES DUE FROM ONE YEAR TO
                          TEN YEARS FROM DATE OF ISSUE

 =============================================================================

     SECOND SUPPLEMENTAL INDENTURE, dated as of January 13, 1999, between B. F. Saul Real Estate Investment Trust (the "Trust"), a Maryland real estate investment trust, having its principal office at 8401 Connecticut Avenue, Chevy Chase, Maryland, and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (the "Indenture Trustee") having its Principal Corporate Trust Office at the date hereof at 100 Wall Street, Suite 1600, New York, NY 10005, Attn: Corporate Trust Department.

     WHEREAS, the Trust and the Indenture Trustee have entered into an Indenture dated as of September 1, 1992 and a First Supplemental Indenture dated as of January 16, 1997 (together, hereinafter called the "Original Indenture"), pursuant to which the Trust created Notes with a principal amount of $80,000,000 due from one year to ten years from date of issue (the "Notes") to be issued by the Trust; and

     WHEREAS, Section 9.01 of the Original Indenture permits the Trust and the Indenture Trustee to enter into one or more supplemental indentures, without the consent of the Holders of any Notes, to create Notes in addition to the $80,000,000 principal amount of Notes initially issuable under the Original Indenture; and

     WHEREAS, the Board of Trustees has duly authorized the authentication and delivery of additional Notes with an aggregate principal amount of $60,000,000 by a Trustee's Resolution dated January 13, 1999; and

     WHEREAS, the additional Notes with an aggregate principal amount of $60,000,000 shall be identical to the Notes initially issuable under the Original Indenture, except for interest rate, maturity date and issue date; and

     WHEREAS, in order to reflect the increase to $140,000,00 of the aggregate principal amount of Notes which may be authenticated and delivered by the Trust and to amend the provision of the Original Indenture with respect to such increase, the Trust and the Indenture Trustee have determined to enter into this Second Supplemental Indenture pursuant to Section 9.01 of the Indenture.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, except as otherwise provided in the Original Indenture or this Second Supplemental Indenture, as follows:

     Section 1.1 The first paragraph of Section 3.01 of the Indenture dated as of September 1, 1992 between the Trust and the Indenture Trustee shall be replaced as follows to reflect the new aggregate principal amount of Notes which may be authenticated and delivered under the Original Indenture:

     "The Notes shall be designated as Notes Due From One Year to Ten Years from Date of Issue. The initial aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $140,000,000, except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 3.04, 3.05, 3.06 or 9.06. Additional Notes in excess of such aggregate principal amount may be issued pursuant to supplemental indentures as provided by Section 9.01."

     Section 1.2 This Second Supplemental Indenture is executed by the Trust and the Indenture Trustee pursuant to the provisions of Section 9.01 of the Original Indenture, and the terms and conditions hereof shall be deemed to be part of the Original Indenture for all purposes. The Original Indenture, as supplemented by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     Section 1.3 The covenants and obligations set forth in this Second Supplemental Indenture as having been made by the Trust have been made by the Trustees of the Trust acting as such Trustees pursuant to the authority vested in them by the Declaration of Trust. This Second Supplemental Indenture has been executed by the Trustees or officers of the Trust in their capacities as Trustees or officers under the Declaration of Trust, and not individually, and, in accordance with the provisions of the Declaration of Trust, the covenants and obligations of the Trust or the Trustees contained in any Note, the Original Indenture and in the Second Supplemental Indenture are not personally binding upon, nor shall resort be and had to the private property of, any of the Trustees or shareholders, officers, employees or agents of the Trust, but the Trust's property only shall be bound.

     Section 1.4.   Effective Date.  This Second Supplemental
Indenture, and all obligations hereunder, shall become effective on January 13, 1999.

                                    * * * * *

     Capitalized terms not otherwise defined herein shall, where not inconsistent with the subject or context, have the same meaning ascribed to such terms in the Original Indenture.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, U.S. Bank Trust National Association has caused this Supplemental Indenture to be duly executed and its seal to be hereunto affixed and attested, and the B. F. Saul Real Estate Investment Trust has caused this Supplemental Indenture to be duly executed, and its seal to be hereunto affixed and attested in Chevy Chase, Maryland, all as of the day and year first above written.

Attest:                             U.S. BANK TRUST NATIONAL ASSOCIATION



                                    By:
--------------------------------        -----------------------------------
Name:                                   Name:   Frank J. Gillhaus, Jr.
Title: Assistant Secretary              Title:  Vice President


Attest:                                 B. F. SAUL REAL ESTATE INVESTMENT TRUST



                                    By:
--------------------------------        -----------------------------------
Name: Philip D. Caraci                  Name:  Henry Ravenel, Jr.
Title: Secretary                        Title: Vice President


State of New York                       ss.:
County of
          ----------------------

     On this ____ day of January 1999, before me personally came FRANK J. GILLHAUS, Jr. and __________________ who, being by me duly sworn, did depose and say that they are the Vice President and Assistant Secretary, respectively, of U.S. BANK TRUST NATIONAL ASSOCIATION, the corporation described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation and that they signed their names thereto by like authority.


                                        ------------------------------------
                                        Notary Public

(Notarial Seal)
My Commission Expires
                      --------------
State of Maryland                       ss.:
County of Montgomery

     I, _____________________, a notary public in and for the County and State aforesaid, do certify that HENRY RAVENEL, JR. and PHILIP D. CARACI, whose names as Vice President and Secretary, respectively, of B. F. SAUL REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust, are signed to the writing above, bearing date as of the 13th day of January 1999, have acknowledged the same before me in my State aforesaid.

     Given under my hand and seal this _____ day of January 1999.


                                        ------------------------------------
                                        Notary Public

(Notarial Seal)
My Commission Expires
                      --------------